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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ------------

                                   FORM 8-K

                                CURRENT REPORT
                                  Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     January 2, 1999
                                                 -------------------------------

                                DTM CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)


                                     Texas
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                (State of Other Jurisdiction of Incorporation)

000-20993                                                             74-2487065
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(Commission File Number)                                           (IRS Employer
                                                             Identification No.)

1611 Headway Circle, Building 2, Austin, Texas                             78754
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(Address of Principal Executive Offices)                              (Zip Code)


                                (512) 339-2922
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             (Registrant's Telephone Number, Including Area Code)


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.


General
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          On January 5, 1999, Proactive Finance Group, LLC, a Texas limited liability company ("Proactive") and The B.F.Goodrich Company, a New York corporation ("BFGoodrich"), notified Registrant that they had entered into a Stock Purchase Agreement dated as of January 2, 1999 (the "Stock Purchase Agreement"), which, if consummated, would result in a change in control of Registrant. Registrant is not a party to the Stock Purchase Agreement, but has been provided with a copy by Proactive and BFGoodrich.

     Assuming the consummation of the transactions contemplated by the Stock Purchase Agreement, Proactive would beneficially own approximately 50.22% of the voting power of Registrant's outstanding shares of Common Stock, par value $0.0002 per share, based on the number of shares outstanding as of December 31, 1998. However, prior to the date on which the closing of the Stock Purchase Agreement occurs, Registrant expects to issue $400,000 in shares of its Common Stock (valued based on the average closing price for the 15 trading days prior to the date of final court approval, which is currently scheduled for January 26, 1999) pursuant to the terms of settlement of the shareholder class action styled Danielson, et al. v. DTM Corporation, et al., Civ. No. 97-CI-16633 (the
       --------------------------------------------
"Shareholder Class Action"), currently pending against Registrant. As a result of such issuance, Registrant expects that the Goodrich Shares will represent less than 50% of the outstanding voting power of Registrant as of the closing of the proposed purchase of the Goodrich Shares for Proactive.

          Pursuant to the terms and conditions of the Stock Purchase Agreement, a copy of which has been provided to Registrant, but to which Registrant is not a party, Proactive has agreed to purchase from BFGoodrich, for an aggregate purchase price of $3,500,000, all of the 3,157,190 shares (the "Goodrich Shares") of the Common Stock of Registrant currently held by BFGoodrich, as well as all right, title and interest in a $907,000 receivable (the "Goodrich Receivable") due to BFGoodrich from Registrant. To Registrant's knowledge, Proactive has not yet received the financing proceeds necessary to pay the $3,500,000 purchase price for the Goodrich Shares and Goodrich Receivable. The receipt of such financing is one of the conditions to the consummation of the transactions contemplated by the Stock Purchase Agreement.

          The Stock Purchase Agreement is scheduled to terminate if the closing of the transactions contemplated thereby has not occurred by February 15, 1999.

          BFGoodrich and Proactive have filed the Stock Purchase Agreement with the Securities and Exchange Commission as an exhibit to their respective statements on Schedule 13D, copies of which Schedules have been provided to Registrant. Registrant has relied on the contents of such Schedules in preparing certain of the information reported hereby.
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Approval of Proactive Purchase by Registrant's Board of Directors
-----------------------------------------------------------------

          On January 11, 1999, in satisfaction of a condition to the Stock Purchase Agreement, Registrant's Board of Directors (the "Board") unanimously approved the transactions contemplated by the Stock Purchase Agreement for purposes of Article 13.03 of the Texas Business Corporation Act (the "Texas Business Combination Law"). By obtaining the Board's approval of Proactive's purchase of the Goodrich Shares, Proactive will not be subject to the three-year moratorium on additional purchases of Registrant's stock which otherwise would have been imposed by the operation of the Texas Business Combination Law. The Board also approved the resignation, effective upon and expressly conditioned upon Proactive's purchase of the Goodrich Shares, of Robert D. Koney, Jr., Marshall O. Larsen and Les C. Vinney (collectively, the "BFGoodrich Directors") from the Board and the conditional appointment of three persons designated by Proactive, Anthony Mariotti, Samuel A. Myers and Larry Goldstein (collectively, the "Proactive Designees"), to fill the resulting vacancies on the Board.

          Registrant has no knowledge of any arrangements or understandings among members of both Proactive and BFGoodrich and their respective associates with respect to the election of Registrant's directors, other than the resignation of the BFGoodrich Directors and the appointment of the Proactive Designees, which is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement.


Conditions to Consummation of the Stock Purchase Agreement
----------------------------------------------------------

          The obligation of Proactive to consummate the transactions contemplated by the Stock Purchase Agreement is subject to, among others, the following conditions:

          (i) the representations and warranties of BFGoodrich contained in the Stock Purchase Agreement shall be true and correct at and as of the closing date, and BFGoodrich shall have performed all of the covenants required to be performed by it under the Stock Purchase Agreement prior to the closing date.

          (ii) there will not have occurred or be reasonably expected to occur any material adverse effect upon the business, assets, liabilities, condition, operating results, employee, customer or supplier relations, business prospects, cash flow or working capital of Registrant.

          (iii) BFGoodrich shall have delivered to Proactive certificates representing the Goodrich Shares and the duly authorized and executed Assignment and Assumption Agreement with respect to the Goodrich Receivable.

          (iv) the size of Registrant's Board of Directors shall be no more than six directors and the BFGoodrich Directors shall have resigned from the Board effective upon the consummation of the transactions contemplated by the Stock Purchase Agreement.

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          (v)    by the close of business on January 11, 1999, Registrant shall have delivered a copy of the resolutions duly adopted by Registrant's Board of Directors, and certified by Registrant's Secretary: (1) approving the purchase and acquisition of the Goodrich Shares by Proactive for purposes of the Texas Business Combination Law; (2) appointing the Proactive Designees to Registrant's Board of Directors effective upon the closing of the transactions contemplated by the Stock Purchase Agreement; and (3) waiving all provisions of that certain Confidentiality Agreement dated April 24, 1998, between Registrant and Proactive, as amended, with respect to the transactions contemplated by the Stock Purchase Agreement and the actions and involvement of the Proactive Designees on the Board.

          (vi) Registrant will not have since the execution date of the Stock Purchase Agreement (1) entered into any transaction, arrangement or contract except on an arms'-length basis in the ordinary course of business consistent with past custom and practice, (2) increase any officers' or employee's compensation, incentive arrangements or other benefits out of the ordinary course of business and consistent with past practice, (3) redeemed, purchased or otherwise acquired, directly or indirectly, any of Registrant's issued and outstanding capital stock or equity interests, or any outstanding rights or securities exercisable or exchangeable for or convertible into capital stock of Registrant, (4) amended its articles of incorporation or bylaws, (5) recharacterized, paid, extended, modified, or caused a default under Registrant's obligations and liabilities with respect to the Goodrich Receivable, or (6) bought or sold any assets out of the ordinary course of business.

          (vii) all consents, waivers or approvals required to be obtained, all filings required to be made and all proceedings required to be taken by BFGoodrich and Registrant shall have been obtained, made and taken.

          (viii) the transactions contemplated by the Stock Purchase Agreement shall not be prohibited by any applicable law or governmental rule or regulation or subject Proactive to any penalty or liability.

          (ix) Proactive shall have received financing proceeds necessary to consummate the transactions contemplated by the Stock Purchase Agreement.

          (x) Proactive shall be satisfied with the status of the resolution of the claims that had been brought against any parties to the Shareholder Class Action.

          (xi) between the execution date and the closing date of the Stock Purchase Agreement, Registrant will not have issued or entered into any agreement to issue any shares of its capital stock other than (i) shares issuable upon the exercise of options, warrants or securities convertible into or exercisable for shares of its capital stock outstanding as of the execution date of the Stock Purchase Agreement or granted prior to the closing date of the Stock Purchase Agreement under existing option plans in the ordinary course of business and (ii) up to 500,000 shares as required to settle the Shareholder Class Action.

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          (xii)  Proactive shall have received a legal opinion of counsel to
     BFGoodrich with respect to the transactions contemplated by the Stock Purchase Agreement.

          (xiii) BFGoodrich shall have delivered to Proactive certain specified customary documents at the time the transactions contemplated by the Stock Purchase Agreement are consummated.

          (xiv) Proactive shall have had full access to all properties, personnel, books, records, contracts and other documents of or pertaining to Registrant for any reasonable and proper purpose.

          The obligation of BFGoodrich to consummate the transactions contemplated by the Stock Purchase Agreement is subject to, among others, the following conditions:

          (i) the representations and warranties of Proactive contained in the Stock Purchase Agreement shall be true and correct in all material respects at and as of the closing date and Proactive shall have performed all of the covenants required to be performed in all material respects by it under the Stock Purchase Agreement at or prior to the closing date.

          (ii) BFGoodrich shall have received the specified consideration from Proactive.

          (iii) no action or proceeding before any court or governmental body will be pending or threatened which will result in a judgment, decree or order that would prevent the carrying out of the transactions contemplated by the Stock Purchase Agreement or cause such transactions to be rescinded.

          (iv) all consents and approvals of governmental agencies that are required for the consummation of the transactions contemplated by the Stock Purchase Agreement will have been obtained.

          (v) Registrant shall have paid all amounts owing under that certain Credit Agreement, dated August 6, 1997, between Registrant and Chase Bank of Texas, National Association ("Chase"), as amended, and that certain Note, dated August 6, 1997, from Registrant in favor of Chase, as amended.


Proactive Standstill Agreement
------------------------------

          Proactive and Registrant are parties to a Confidentiality Agreement dated as of April 24, 1998 (the "Confidentiality Agreement"), which among other things, subjects Proactive to certain standstill provisions (as described below) until the occurrence of a "Significant Event". Pursuant to the standstill provisions of the Confidentiality Agreement, without the prior consent of the Board (or any committee delegated with responsibility for such matters), for a period of


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

two years from the date of the Letter Agreement, or earlier upon the occurrence of a Significant Event, Proactive shall not:

          (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Registrant or any subsidiary of Registrant, or of any successor to or person in control of Registrant, or any assets of Registrant or any subsidiary or division of Registrant or of any such successor or controlling person;

          (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of Registrant;

          (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Registrant or any of its securities or assets;

          (iv)   form, join or in any way participate in a "group" as defined in
     Section 13(d)(3) of the Securities Exchange Act, as amended, in connection with any of the foregoing;

          (v) with the exception of the Proactive Directors, acting in their fiduciary capacity as directors of DTM, otherwise act or seek to control or influence the management, the Board or policies of Registrant; or

          (vi) take any action that could reasonably be expected to require Registrant to make a public announcement regarding the possibility of any of the events described in clauses (i) through (v) above; or

          (vii) request Registrant, directly or indirectly, to waive any of the foregoing provisions.

          "Significant Event" shall mean, with respect to Registrant, any of (A) the acquisition by any person or "13D Group" (as defined below) of beneficial ownership of voting securities of Registrant representing 15% or more of the then outstanding "voting securities" (as defined below) of Registrant; (B) the announcement or commencement by any person or 13D Group of a tender or exchange offer to acquire voting securities of Registrant which, if successful, would result in such person or 13D Group owning, when combined with any other voting securities of Registrant owned by such person or 13D Group, 15% or more of the then outstanding voting securities of Registrant; or (C) the entry into by Registrant, or determination by Registrant to seek to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of Registrant would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding shares of common stock of Registrant would be owned by persons other than the then current holders of shares of common stock of Registrant, or which would result in all or a substantial portion of Registrant's assets being sold to any person or 13D Group. "Voting securities" shall mean, with



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respect to Registrant, at any time shares of any class of capital stock of
Registrant which are then entitled to vote generally in the election of directors; provided, that for purposes of this definition any securities which
           --------
at such time are convertible or exchangeable into or exercisable for shares of common stock of Registrant shall be deemed to have been so converted, exchanged or exercised. "13D Group" shall mean, with respect to the voting securities of Registrant, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such voting securities which would required under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than 5% of the total combined voting power of all such voting securities then outstanding.

          A copy of the Confidentiality Agreement has been filed as
Exhibit 10.1 hereto, and the foregoing description is qualified by reference thereto.


Certain Effects of Change in Control on Registrant
--------------------------------------------------

     Line of Credit

          Upon the occurrence of the sale of the Goodrich Shares to Proactive, BFGoodrich no longer will provide its guarantee on Registrant's $2.0 million line of credit with Chase. As a condition to BFGoodrich's obligations under the Stock Purchase Agreement, Registrant is required to repay all amounts owing under its credit agreement with and note in favor of Chase. Currently, no amounts are outstanding under this credit line. Registrant's current line of credit with Chase bears interest at Chase's prime rate minus 1.5%. After Proactive's purchase of the Goodrich Shares, Registrant will need to obtain a new bank line of credit that does not require BFGoodrich's guarantee. There can be no assurance that such new line of credit will be available to Registrant on commercially reasonable terms, or at all. If such a line of credit is available, Registrant believes that the terms of such credit line would be more onerous and that the interest rate will be higher. If no new line of credit is available on commercially reasonable terms, Registrant believes its business, operating results and financial condition would be materially and adversely affected.

     Goodrich Receivable

          The Goodrich Receivable currently does not bear interest and has no repayment terms. Proactive has indicated to Registrant that it intends to formalize the Goodrich Receivable into an interest-bearing debt after the closing of the transactions contemplated by the Stock Purchase Agreement.

     Insurance

          Additionally, BFGoodrich currently provides Registrant participation in a group program for various types of business insurance. This arrangement is on terms that could be considered more favorable to Registrant than those that would be available to Registrant in

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

arms'-length transactions with unrelated vendors, principally because Registrant is able to take advantage of cost efficiencies experienced by BFGoodrich due to the size of its operations. Registrant will be ineligible to take part in certain BFGoodrich insurance programs once BFGoodrich no longer owns a majority of the outstanding Common Stock of Registrant. As a result, Registrant expects to lose these benefits effective with the earlier of (i) the consummation of the transactions contemplated by the Stock Purchase Agreement or (ii) the issuance of $400,000 worth of Common Stock pursuant to the proposed settlement of the Shareholder Class Action. Registrant expects the replacement insurance coverage to cost up to an additional $50,000 per quarter.


Item 7.  Financial Statements and Exhibits.

          (c)    Exhibits.
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                 10.1  Confidentiality Agreement dated as of April 24, 1998 between Registrant and Proactive Finance Group, LLC.



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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DTM CORPORATION



Dated:  January 19, 1999                By:  /s/ GEOFFREY W. KREIGER
                                           -------------------------------------
                                             Geoffrey W. Kreiger,
                                             Vice President and Controller
                                             (Principal Financial and Accounting
                                             Officer)
                                       8



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                                 EXHIBIT INDEX


Exhibit No.            Description of Exhibit
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10.1             Confidentiality Agreement dated as of April 24, 1998 between
                 Registrant and Proactive Finance Group, LLC.